Exhibit 10.10

ZHONE TECHNOLOGIES, INC.

7001 OAKPORT STREET

OAKLAND, CALIFORNIA 94621

May 24, 2006

KKR-ZT L.L.C.

Re:	Waiver Letter

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement dated November 13, 2003 (the “Letter Agreement”) between Zhone Technologies, Inc. (“Zhone”) and KKR-ZT L.L.C. (“KKR”) regarding the nomination of certain directors to the Board of Directors of Zhone (the “Board”).

This letter confirms our understanding that, in light of Adam Clammer’s resignation from the Board and the current composition of the Board, KKR has agreed to waive its right under the Letter Agreement to require Zhone to nominate as directors two nominees designated by KKR. KKR retains its right to require Zhone to nominate as a director one nominee designated by KKR, who shall be appointed to the Corporate Governance and Nominating Committee as required by the Letter Agreement. In addition, KKR retains all other rights provided in the Letter Agreement. KKR may revoke this waiver at any time by providing written notice to such effect to Zhone.

Except as hereby modified, the Letter Agreement will continue in full force and effect.

Very truly yours,

ZHONE TECHNOLOGIES, INC.

By:	/s/ Kirk Misaka
Name:	Kirk Misaka
Title:	CFO

Acknowledged and Agreed:

KKR-ZT L.L.C.

By:	/s/ James H. Greene, Jr.
Name:	James H. Greene, Jr.
Title:	President